EXHIBIT 1

                             JOINT FILING AGREEMENT



         The  undersigned  hereby  agree and  consent  to the  filing of a joint
Schedule 13D pursuant to the Securities Exchange Act of 1934 on behalf of each of the undersigned. The parties hereto agree that the information in such
Schedule 13D is true and correct as to each of them.


                                            /s/ Ronald E. Eibensteiner
                                            Ronald E. Eibensteiner



                                            WYNCREST CAPITAL, INC.


                                             By /s/ Ronald E. Eibensteiner
                                               Its President